Exhibit 3.2

                             ABLE ONE CAPITAL, INC.
                              A Nevada Corporation
                                     BY-LAWS

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                                    ARTICLE I
                                  SHAREHOLDERS

      Section 1.1 Annual Meeting

      An annual meeting of shareholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time and place, either within or without the Nevada, as may be specified by the Board of Directors.

      Section 1.2 Special Meetings.

      Special meetings of shareholders shall be held at such time and place, within or without the State of Delaware, as may be designated in the notice of meeting, whenever called by the President, the Secretary or a majority of the Board of Directors, subject to any special statutory provisions. A special meeting of shareholders shall be called by the President upon the written request, stating time, place and purpose or purposes of the meeting, of shareholders who together own of record a majority of the outstanding stock of any class entitled to vote at such meeting.

      Section 1.3 Notice of Meeting.

      Written notice of shareholder meetings, stating the place, date, hour and purpose thereof and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given by the President or the Secretary to each shareholder of record entitled to vote thereat not less than ten (10) nor more than fifty (50) days before the date of the meeting.

      Section 1.4 Quorum.

      Except as otherwise provided by law or in the certificate of incorporation or these By-Laws, at any meeting of shareholders, the holders of a majority of the outstanding shares the holders of which are entitled to vote thereat shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business.

      Section 1.5 Organization.

      The President shall call to order meetings of shareholders and shall act as chairman of such meetings. The Board of Directors or the shareholders may appoint any shareholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the President.


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      The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but in the absence of the Corporation, the chairman of the meeting may appoint any other person to act as secretary of any meeting.

      Section 1.6 Voting.

      Except as otherwise provided by law, the certificate of incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any election of directors at which a quorum is present, the directors shall be elected by a plurality of the votes cast at such election.


                                   ARTICLE II
                               BOARD OF DIRECTORS

      Section 2.1 Number and Term of Office.

      The business, property and affairs of the Corporation shall be managed and controlled by a Board of three directors; provided, however, that the Board, by resolution adopted by a vote of a majority of the then authorized number of directors, may increase and thereafter decrease the number of directors. The directors shall be elected at the annual meeting of shareholders and serve (subject to the provisions of Article IV) until the next succeeding annual of shareholders and until the election and qualification of their respective successors.

      Section 2.2 Chairman of the Board.

      The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

      Section 2.3 Meetings.

      The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting shall be held at the same place as, and immediately following, the annual meeting of shareholders.

      Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of meeting whenever called by the Chairman of the Board, the President or by a majority of the directors then in office.


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      Section 2.4 Notice of Special Meetings.

      The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least two (2) days before the meeting, or by telegram, cable or radiogram or personal service at least one (1) day before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

      Section 2.5 Quorum and Organization of Meetings.

      A majority of the entire Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but if any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by these By-Laws, a majority of directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board or in his absence by the President, or in the absence of both by such other person as may be selected by the directors. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 2.6 Committees.

      The Board of Directors, by resolution adopted by a majority of the entire Boards, may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board (except as otherwise provided by law, the certificate of incorporation, or these By-Laws). However, no such committee shall have the authority as to any of the following matters:

      (a) the submission to shareholders of any action as to which shareholders' authorization or approval is required by law, the certificate of incorporation, or these By-Laws

      (b) the filling of vacancies in the Board of Directors or in any committee.

      (c) the fixing of compensation of the directors for serving on the Board or on any committee.

      (d) the amendment or repeal of these By-Laws, or adoption of new By-Laws.

      (e) the amendment or repeal of any resolution of the Board of Directors which by its term shall not so amendable or repealable.

      The Board may designate one or more directors as alternative members of any such committee, who may replace any absent member or members at any meeting of such committee.

      Each such committee shall serve at the pleasure of and be responsible to the Board. It shall keep minutes of its meetings and report the same to the Board.


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      Section 2.7 Action Without a Meeting.

      Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting, if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

      Section 2.8 Action by Conference Telephone.

      Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III
                                    OFFICERS

      Section 3.1 Executive Officers.

      The executive officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Chairman of the Board, one or more Vice Presidents, a Treasurer and one or more Assistant Treasurers and an Assistant Secretaries) as it may deem necessary or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices, except if the stock of the Corporation is held by more than one person, no person may hold at one time the offices of President and Secretary.

      Section 3.2 Powers and Duties of Executive Officers.

      The officers of the Corporation shall have such power and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                                   ARTICLE IV
                      RESIGNATIONS, REMOVALS AND VACANCIES

      Section 4.1 Resignations.

      Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified


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therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

      Section 4.2 Removals.

      The Board of Directors, at any meeting thereof, or by written consent, may, to the extent permitted by law and by separate agreement between the shareholders, at any time, remove with or without cause from office or terminate the employment of any officer or member of any committee, and may remove with cause any director.

      The shareholders entitled to vote for the election of directors may, upon the concurrence of the holders of a majority of all shares then entitled to vote, remove any director with or without cause.

      Section 4.3 Vacancies.

      Any vacancy occurring for any reason (including removal without cause) in the office of any director or officer, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or by the shareholders and, subject to the provisions of this Article, the person so chosen shall hold office until his successor shall have been chosen and qualifies; or if the person so chosen is a director elected to fill a vacancy, he shall hold office for the unexpired term of his predecessor.


                                    ARTICLE V
                        CERTIFICATES REPRESENTING SHARES

      Section 5.1 Form of Certificates.

      The shares of the Corporation shall be represented by certificates which shall be in such form as prescribed by law and approved from time to time by the Board of Directors.

      Section 5.2 Transfer of Shares.

      Shares of capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificates of such shares properly endorsed.

      Section 5.3 Fixing Record Date.

      For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any right, or for the purpose of any other action, the


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Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) or less than ten (10) days before the date of any meeting nor more than fifty (50) days prior to any action taken without a meeting, the payment of any dividend or the allotment of any right, or any other action.

      Section 5.4 Lost Certificates.

      The Board of Directors or any transfer agent of the Corporation may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed. When authorizing such issues of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

      Section 5.5 Regulations.

      The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates for shares of the stock of the Corporation.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      Section 6.1 Corporate Seal.

      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal".

      Section 6.2 Fiscal Year.

      The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

      Section 6.3 Notices and Waivers Thereof.

      Whenever any notice is required by these By-Laws or by the certificate of incorporation, or by any law to be given to any shareholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors and officers, by telegram, cable or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or radiogram shall be deemed to have been


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given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

      Whenever a notice is required to be given by any statute, the certificate of incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice.

      Section 6.4 Securities of Other Corporation or Other Interests.

      Unless otherwise ordered by the Board of Directors, the President, the Secretary and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors shall have the full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary or such attorney or agents may also execute and deliver on behalf of the Corporation powers of attorneys, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by this Corporation.

      Section 6.5 Indemnification of Directors, Officers, Employees and Agents.

      Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate then is or was a director, officer, employee or agent of the Corporation, or then serves or has served any other Corporation, shall be indemnified by the Corporation against expenses, judgements, fines and amount paid in settlement to the full extent that officers and directors are permitted to be indemnified by the laws of the State of Nevada.

                                   ARTICLE VII
                                   AMENDMENTS

      The holders of shares entitled to vote for the election of directors shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation by vote of not less than a majority of the entire Board shall have power equal in all respects to that of the shareholders to adopt, alter, amend or repeal the By-Laws. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

      If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.